   As filed with the Securities and Exchange Commission on December 29, 1999
                                                       Registration No. 33-80846
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _______________________

                            Vastar Resources, Inc.
            (Exact name of registrant as specified in its charter)

          Delaware                                         95-4446177
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification number)

                             15375 Memorial Drive
                             Houston, Texas 77079

                         (Address, including zip code,
                 of registrant's principal executive offices)
                             ____________________

                            VASTAR RESOURCES, INC.
                                 SAVINGS PLAN
                           (Full title of the plan)
                             _____________________

                                ALBERT D. HOPPE
                 Vice President, General Counsel and Secretary
                            Vastar Resources, Inc.
                             15375 Memorial Drive
                             Houston, Texas 77079
                                (281) 584-6027

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                            _____________________

                                 REALLOCATION

A total of 50,000 shares of Common Stock, par value $0.01 per share ("Common Stock") of Vastar Resources, Inc. were registered on Form S-8, Registration No. 33-80846 to be issued under the Vastar Resources, Inc. Savings Plan (the "Plan"). The Plan has been merged with and into the Vastar Resources, Inc. Capital Accumulation Plan II which was renamed the Vastar Resources, Inc. Capital Accumulation Plan (the "Surviving CAP Plan"). Pursuant to General Instruction E to Form S-8 and the telephonic interpretation of the Securities Exchange Commission set forth at page 113 (question 90, Section G) of the Division of Corporate Finance's Manual of Publicly Available Telephone Interpretations (July 1997), the Registrant is hereby moving 33,746 shares previously registered in connection with the Plan on Registration Statement No. 33-80846 to a new Form S-8 Registration Statement relating to the Surviving CAP Plan to be filed with the Securities and Exchange Commission on or about the filing date of this post-effective amendment.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vastar Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of December, 1999.

                                Vastar Resources, Inc.


                                By: /s/ Charles D. Davidson
                                   ------------------------------
                                   Charles D. Davidson
                                   President and
                                   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 Signature                          Title                               Date
 ---------                          -----                               ----
/s/ Jimmie D. Callison           Director
-----------------------------                                     December 29, 1999
Jimmie D. Callison


/s/ Terry G. Dallas              Director                         December 29, 1999
-----------------------------
Terry G. Dallas


/s/ Charles D. Davidson          President, Chief Executive       December 29, 1999
-----------------------------    Officer and Director
Charles D. Davidson
(Principal executive officer)


/s/ Marie L. Knowles             Director                         December 29, 1999
-----------------------------
Marie L. Knowles


/s/ Robert C. LeVine             Director                         December 29, 1999
-----------------------------
Robert C. LeVine


/s/ Joseph P. McCoy              Vice President                   December 29, 1999
-----------------------------    and Controller
Joseph P. McCoy
(Principal accounting officer)


/s/ William D. Schulte           Director                         December 29, 1999
-----------------------------
William D. Schulte


 Signature                          Title                                    Date
 ---------                          -----                                    ----

/s/ Steven J. Shapiro            Senior Vice President, Chief          December 29, 1999
-----------------------------    Financial Officer and Director
Steven J. Shapiro
(Principal financial officer)


/s/ Donald R. Voelte, Jr.        Director                              December 29, 1999
-----------------------------
Donald R. Voelte, Jr.


/s/ Michael E. Wiley             Chairman of the Board                 December 29, 1999
-----------------------------
Michael E. Wiley

                                   Signature

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Amendment No. 1 to Registration Statement to signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 29, 1999.


Vastar Resources, Inc.
Savings Plan

By: /s/ Joseph P. McCoy
   ----------------------------------
Name:  Joseph P. McCoy
Title: Vice President and Controller,
       Vastar Resources, Inc.